UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 7, 2014

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On February 7, 2014, Nora Mead Brownell notified the board of directors (the “Board”) of Oncor Electric Delivery Company LLC (the “Company”) of her resignation from the Board. In accordance with the terms of the Company’s Second Amended and Restated Limited Liability Company Agreement (as amended, the “Oncor LLC Agreement”), Ms. Brownell’s resignation became effective on February 12, 2014 in connection with the appointment of Printice L. Gary to the Board, as discussed below.

(d) On February 12, 2014, Printice L. Gary became a member of the Board. Pursuant to the terms of the Oncor LLC Agreement and the Second Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Holdings Company LLC (“the Oncor Holdings LLC Agreement”), Mr. Gary was appointed to the Board by the Nominating Committee of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”). Mr. Gary has been designated as an independent director and special independent director (each as defined in the Oncor LLC Agreement). Mr. Gary has also been appointed to the Oncor Holdings board of directors as an independent director and special independent director. Mr. Gary has not yet been named to any Board committees.

Mr. Gary, 67, is the founding partner of, and since its founding in 1991 has served as the chief executive officer of, Carleton Residential Properties, a real estate firm engaged in investing, developing, general contracting and asset management of properties throughout Texas and the Southwest. His prior business experience includes serving as a Texas division partner for multi-family development with Trammel Crow Residential from 1985-1991 and serving as the president of Centex Corporation’s homebuilding and mortgage banking subsidiary, Fox & Jacobs Homes, from 1978-1985. Mr. Gary also currently serves on the board of directors of the National Equity Fund, Inc., a Chicago-based nonprofit tax credit syndicator and asset manager that has sourced and invested over $10 billion in affordable housing production across the nation. Mr. Gary has also served on the governing bodies of various state entities pursuant to appointments by the Governor of Texas, including the board of directors of the University of Texas Investment Management Company, a $27 billion endowment fund, from 2009 until 2013, the University of Texas System Board of Regents from 2007 until 2013, where he was chairman of the facilities planning and construction committee, the University of Texas System Board for Lease of University Lands from 2008 to 2013, the Texas State Tax Reform Commission in 2003, and the North Texas Tollway Authority board of directors from 1996 to 2000.

There was no arrangement between Mr. Gary and any other person pursuant to which Mr. Gary was elected to the Board. There are no transactions required to be disclosed pursuant to Item 404 of Regulation S-K in which Mr. Gary had or will have a direct or indirect material interest. As a member of the Board and the board of directors of Oncor Holdings, Mr. Gary will be compensated pursuant to the Company’s standard compensation program for independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ John M. Casey
Name: John M. Casey
Title: Vice President – Treasurer

Dated: February 13, 2014